Exhibit 99.1

Wayfair Announces First Quarter 2016 Results
Q1 Direct Retail Revenue Growth of $342.5 million, up 92.7% Year over Year to $711.8 million
Q1 Total Net Revenue Growth of $323.0 million, up 76.1% Year over Year to $747.3 million
6.1 million Active Customers, up 68.9% Year over Year

BOSTON, MA — May 9, 2016 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for home furnishings and décor, today reported financial results for its first quarter ended March 31, 2016.
 First Quarter 2016 Financial Highlights

•	Direct Retail revenue, consisting of sales generated primarily through the sites of Wayfair’s five brands, increased $342.5 million to $711.8 million, up 92.7% year over year

•	Total net revenue increased $323.0 million to $747.3 million, up 76.1% year over year

•	Gross profit was $179.1 million or 24.0% of total net revenue

•	Adjusted EBITDA was $(21.0) million or (2.8)% of total net revenue

•	GAAP net loss was $41.2 million

•	GAAP basic and diluted net loss per share was $0.49

•	Non-GAAP diluted net loss per share was $0.36

•	Non-GAAP free cash flow was $(80.6) million

•	At the end of the first quarter, cash, cash equivalents, and short-term and long-term investments totaled $379.8 million
“We are excited to report yet another quarter of exceptional revenue growth as we continue to take about 40% of the US online dollar growth in our categories in the last twelve months,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “We are seeing tremendous traction with both new customer growth and repeat purchases as we focus on leveraging technology and innovation to reinvent the way customers shop for home and build a truly differentiated retail experience. From expanding selection across key categories such as housewares and home improvement to introducing specialized service teams to guide customers through complex purchases, we are strengthening our leadership position as the number one place to shop for home. We are also now beginning to make great strides in Europe and Canada as we ramp up our marketing efforts in those new markets. Overall, we could not be more enthusiastic about our long-term growth and profit potential.”
Other First Quarter Highlights

•	The number of active customers in our Direct Retail business reached 6.1 million as of March 31, 2016, up 68.9% year over year

•	LTM net revenue per active customer increased to $392, up 13.3% year over year

•	Orders per customer, measured as LTM orders divided by active customers, increased to 1.71 for the first quarter, up from 1.64 year over year

•	Repeat customers placed 55.4% of total orders in the first quarter of 2016, compared to 53.9% in the first quarter of 2015

•	Repeat customers placed 1.7 million orders in the first quarter of 2016, an increase of 71.4% year over year

•	Orders delivered in the first quarter of 2016 were 3.0 million, an increase of 66.7% year over year

•	Average order value was $238 for the first quarter of 2016, up from $206 year over year

•	In the first quarter of 2016, 38.6% of total orders delivered for our Direct Retail business were placed via a mobile device, up from 33.8% in the first quarter of 2015

Conference Call

Wayfair will host a conference call and webcast to discuss its first quarter 2016 financial results today at 8:00 a.m. (ET). Investors and participants can access the call by dialing (877) 201-0168 in the U.S. and (647) 788-4901 internationally. The passcode for the conference line is 89831982. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair

Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of brands includes:

•	Wayfair.com, an online destination for all things home

•	Joss & Main, where beautiful furniture and finds meet irresistible savings

•	AllModern, a go-to online source for modern design

•	DwellStudio, a design house for fashion-forward modern furnishings

•	Birch Lane, a collection of classic furnishings and timeless home décor

Wayfair generated $747.3 million in net revenues for first quarter 2016. Wayfair employed 4,604 people as of March 31, 2016 and is headquartered in Boston, Massachusetts with operations throughout North America and Europe.

Media Relations Contact:
Jane Carpenter, 617-502-7595
jcarpenter@wayfair.com

Investor Relations Contact:
Julia Donnelly, 617-880-8320
IR@wayfair.com

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, the statement regarding the long-term growth and profit potential. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Wayfair’s control. Wayfair’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to acquire new customers, our ability to sustain and/or manage our growth, our ability to increase our total net revenue per active customer, our ability to build and maintain strong brands and other risks detailed in Wayfair’s other publicly available filings with the Securities and Exchange Commission. The forward-looking statements included in this earnings release represent Wayfair’s views as of the date of this earnings release. Wayfair anticipates that subsequent events and developments will cause its views to change. Wayfair undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement Wayfair’s unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue (“Adjusted EBITDA Margin”), free cash flow and non-GAAP net loss and diluted net loss per share. Wayfair uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as loss before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense and provision for income taxes. Wayfair has included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by its management and its board of managers to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitate operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of managers.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less net cash used to purchase property and equipment including leasehold improvements and site and software development costs. Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.

Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. Wayfair believes that adding back equity-based compensation expense and related tax and (benefit from) provision for income taxes, and non-recurring items as adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.
The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2016	2015
Reconciliation of Adjusted EBITDA
Net loss	$(41,205)	$(27,136)
Depreciation and amortization	10,487	6,744
Equity based compensation and related taxes	10,662	8,162
Interest (income), net	(552)	(264)
Other (income) expense, net	(669)	108
Provision for income taxes	317	46
Adjusted EBITDA	$(20,960)	$(12,340)

Net revenue	$747,348	$424,371
Adjusted EBITDA Margin	(2.8)%	(2.9)%

A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three Months Ended March 31,
	2016	2015
Net loss	$(41,205)	$(27,136)
Equity based compensation and related taxes	10,662	8,162
Provision for income taxes	317	46
Non-GAAP net loss	$(30,226)	$(18,928)
Non-GAAP net loss per share, basic and diluted	$(0.36)	$(0.23)
Weighted average common shares outstanding, basic and diluted	84,445	83,210
The following table presents a reconciliation of free cash flow to net cash used in operating activities for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2016	2015
Net cash used in operating activities	$(51,204)	$(35,202)
Purchase of property, equipment, and leasehold improvements	(23,927)	(12,051)
Site and software development costs	(5,451)	(4,115)
Free cash flow	$(80,582)	$(51,368)
Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three Months Ended March 31,
	2016	2015
Consolidated Financial Metrics
Net Revenue	$747,348	$424,371
Adjusted EBITDA	$(20,960)	$(12,340)
Free cash flow	$(80,582)	$(51,368)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$711,846	$369,396
Active Customers	6,074	3,597
LTM Net Revenue per Active Customer	$392	$346
Orders Delivered	2,996	1,797
Average Order Value	$238	$206

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$248,798	$334,176
Short-term investments	60,656	51,895
Accounts receivable, net of allowance of $3,091 and $2,767 at March 31, 2016 and December 31, 2015, respectively	11,854	9,906
Inventories	17,763	19,900
Prepaid expenses and other current assets	85,170	76,446
Total current assets	424,241	492,323
Property and equipment, net	162,594	112,325
Goodwill and intangible assets, net	3,505	3,702
Long-term investments	70,315	79,883
Other noncurrent assets	6,772	6,348
Total assets	$667,427	$694,581
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$251,023	$270,913
Accrued expenses	60,600	51,560
Deferred revenue	48,691	50,884
Other current liabilities	27,813	23,669
Total current liabilities	388,127	397,026
Other liabilities	74,294	55,010
Total liabilities	462,421	452,036

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at March 31, 2016 and December 31, 2015	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 46,966,564 and 45,814,237 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	47	46
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 37,664,049 and 38,496,562 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	38	38
Additional paid-in capital	381,663	378,162
Accumulated deficit	(176,770)	(135,565)
Accumulated other comprehensive loss	28	(136)
Total stockholders’ equity	205,006	242,545
Total liabilities and stockholders’ equity	$667,427	$694,581

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net revenue	$747,348	$424,371
Cost of goods sold (1)	568,292	321,536
Gross profit	179,056	102,835
Operating expenses:
Customer service and merchant fees (1)	27,350	15,978
Advertising	97,677	57,999
Merchandising, marketing and sales (1)	37,856	23,234
Operations, technology, general and administrative (1)	58,282	32,870
Total operating expenses	221,165	130,081
Loss from operations	(42,109)	(27,246)
Interest income, net	552	264
Other income (expense), net	669	(108)
Loss before income taxes	(40,888)	(27,090)
Provision for income taxes	317	46
Net loss	$(41,205)	$(27,136)
Net loss per share, basic and diluted	$(0.49)	$(0.33)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	84,445	83,210

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$58	$71
Customer service and merchant fees	333	219
Merchandising, marketing and sales	5,101	3,866
Operations, technology, general and administrative	5,170	4,006
	$10,662	$8,162

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(41,205)	$(27,136)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	10,487	6,744
Equity based compensation	9,715	7,642
Other non-cash adjustments	(156)	231
Changes in operating assets and liabilities:
Accounts receivable	(1,941)	(2,128)
Inventories	2,142	(240)
Prepaid expenses and other current assets	(8,643)	(15,327)
Accounts payable and accrued expenses	(29,097)	(16,800)
Deferred revenue and other liabilities	7,926	12,151
Other assets	(432)	(339)
Net cash used in operating activities	(51,204)	(35,202)

Cash flows from investing activities
Purchase of short-term and long-term investments	(28,489)	(104,233)
Sale and maturities of short-term investments	29,620	10,000
Purchase of property and equipment	(23,927)	(12,051)
Site and software development costs	(5,451)	(4,115)
Other investing activities, net	—	302
Net cash used in investing activities	(28,247)	(110,097)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(6,621)	(4,251)
Net proceeds from exercise of stock options	51	15
Net cash used in financing activities	(6,570)	(4,236)
Effect of exchange rate changes on cash and cash equivalents	643	(242)
Net decrease in cash and cash equivalents	(85,378)	(149,777)

Cash and cash equivalents
Beginning of period	334,176	355,859
End of period	$248,798	$206,082